Exhibit 99(h)(7)

TCW INVESTMENT MANAGEMENT COMPANY

865 SOUTH FIGUEROA STREET, SUITE 1800

LOS ANGELES, CALIFORNIA 90017

(213) 244-0000 TELEPHONE

February 28, 2013

The Board of Directors of TCW Funds, Inc.

TCW Funds, Inc.

865 South Figueroa Street

Los Angeles, California

Re: Expense Limitations

Ladies and Gentlemen:

TCW Investment Management Company (“Adviser”), investment adviser to the following TCW Funds agrees to the following expense limitations with respect to such TCW Funds:

TCW Concentrated Value Fund
I Class Shares	1.15%
N Class Shares	1.15%
TCW Growth Fund
I Class Shares	0.99%
N Class Shares	0.99%
TCW Growth Equities Fund
I Class Shares	1.20%
N Class Shares	1.20%
TCW International Growth Fund
I Class Shares	1.04%
N Class Shares	1.34%
TCW International Small Cap Fund
I Class Shares	1.44%
N Class Shares	1.44%
TCW SMID Cap Growth Fund
I Class Shares	1.20%
N Class Shares	1.20%
TCW Value Opportunities Fund
I Class Shares	1.23%
N Class Shares	1.23%
TCW Core Fixed Income Fund
I Class Shares	0.44%
N Class Shares	0.78%
TCW Emerging Markets Local Currency Income Fund
I Class Shares	0.99%
N Class Shares	0.99%
TCW Enhanced Commodity Strategy Fund
I Class Shares	0.70%
N Class Shares	0.70%
TCW Global Bond Fund
I Class Shares	1.15%
N Class Shares	1.15%
TCW High Yield Bond Fund
I Class Shares	0.50%
N Class Shares	0.75%
TCW Short Term Bond Fund
I Class Shares	0.44%
TCW Total Return Bond
I Class Shares	0.44%
N Class Shares	0.74%
TCW Conservative Allocation Fund
I Class Shares	0.85%
N Class Shares	0.85%

The Adviser agrees that in the event the overall expenses of the Class I or Class N shares of a listed TCW Fund exceed the stated expense limit on an annualized basis, the Adviser shall reimburse the class or classes of the listed TCW Fund in respect of such shares, for the difference. Each expense limitation does not include any expenses attributable to interest and acquired fund fees and expenses, if any.

Except for the TCW Concentrated Value Fund, this expense limitation, as applicable to the Fund, shall commence on March 1, 2013, and continue to February 28, 2014. The expense limitation, as applicable to the TCW Concentrated Value Fund, shall commence on February 28, 2013 and continue to February 28, 2014.

The Adviser may, at its sole discretion, extend or modify the expense limitation at the conclusion of the one year period.

Very truly yours,

/s/ Charles W. Baldiswieler
Charles W. Baldiswieler
Group Managing Director